                                                                    Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

     This Agreement (hereinafter referred to as this Agreement) is made and entered into as of the 21st day of July, 1997, among Children's Broadcasting Corporation, a Minnesota corporation (hereinafter referred to as the Purchaser), Harvey Bibicoff, an individual (hereinafter referred to as the Seller), and Harmony Holdings, Inc., a Delaware corporation (hereinafter referred to as Harmony).

RECITALS

     FIRST: Purchaser desires to acquire from Seller, and Seller desires to sell to Purchaser, 600,000 of the authorized and outstanding shares of common stock, par value $.01 per share (hereinafter referred to as the Common Stock) of Harmony held by Seller (such 600,000 shares being hereinafter sometimes referred to as the Shares). Purchaser also desires to acquire from Seller, and Seller also desires to sell to Purchaser, options owned by Seller, as described in
Schedule 1 attached to this Agreement, to purchase from Harmony 550,000 shares of Common Stock (hereinafter referred to as the Options). Purchaser, concurrently, also desires to acquire from Unimedia, S.A., a corporation with its SIEGE SOCIAL in the Republic of France (hereinafter referred to as Unimedia), or an affiliate of Unimedia, 1,000,000 shares of Common Stock held by Unimedia (hereinafter referred to as the Unimedia Shares).

     SECOND: Harmony, Seller and Unimedia are parties to litigation in the action entitled UNIMEDIA S.A. V. HARMONY HOLDINGS, INC. AND HARVEY BIBICOFF (Case No. 96-7109 JGD (RNBx) (hereinafter referred to as the Pending Litigation) in the United States District Court for the Central District of California. Purchaser has, at the request of Harmony, agreed to negotiate with Unimedia to secure the dismissal of the Pending Litigation, for the purpose of bringing to an end what the parties to this Agreement believe will be costly litigation and of eliminating the risks to Harmony and Seller associated therewith. Harmony and Seller acknowledge that they will benefit substantially from the termination of the Pending Litigation.

     THIRD: Upon acquiring the Shares and the Unimedia Shares, Purchaser desires to effect certain changes in the management of Harmony. Harmony and Purchaser also desire to secure the continued employment of Seller and Seller has agreed to remain in the employ of Harmony.

     FOURTH: Harmony is a reporting company as that term is understood in connection with the Securities and Exchange Act of 1934, as amended (hereinafter referred to as the 1934 Act) and shares of the Common Stock appear in reports furnished by the National Association of Securities Dealers, Inc. in the Small Cap section of the National Market List of NASDAQ.

                            (Page 6 of 136 Pages)
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     FIFTH: Purchaser is a reporting company as that term is understood in connection with the Securities and Exchange Act of 1934, as amended (hereinafter referred to as the 1934 Act) and its Common Stock par value $0.02 per share (hereinafter sometimes referred to as Common Shares), appear in reports furnished by the National Association of Securities Dealers, Inc. in the National Market List of NASDAQ.

     SIXTH: In addition to the monetary consideration hereinafter in this Agreement set forth to be paid by Purchaser to Seller upon the purchase of the Shares, Purchaser will issue and deliver to Seller 60,000 of its Common Shares (hereinafter referred to as CBC Shares).

     NOW, THEREFORE, in consideration of the foregoing and the covenants, representations and warranties hereinafter in this Agreement set forth, the parties hereto hereby agree as follows:

1. OWNERSHIP AND SALE OF SHARES AND OPTIONS.

          (a) Seller represents that he is the owner of 950,000 shares of Common Stock and that he does not own any other shares of Common Stock. Seller represents and covenants that prior to the closing (as that term is hereinafter defined) of the transactions contemplated by this Agreement, he will not acquire any additional shares of Common Stock. Seller further represents that he is the owner of options to purchase 825,000 shares of Common Stock, of which the Options are a part. Seller further represents and warrants that the Options are freely assignable and transferable to Purchaser. Seller will not, prior to the closing (as that term is so defined), assign or transfer any of the options retained by him exercisable for 275,000 shares of Common Stock.

          (b) Subject to the terms and conditions hereinafter in this Agreement set forth, Seller agrees to sell, assign and transfer the Shares to Purchaser on the closing date (as that term is hereinafter defined), free and clear of all security interests, liens and encumbrances, and Seller similarly agrees to sell, assign and transfer the Options to the Purchaser on the Closing Date. The number of shares comprising the Shares and the purchase price thereof set forth in subsection (a) of Section 2 of this Agreement shall be subject to adjustment in the event of any subdivision or combination of shares of Common Stock, any dividend thereon payable in stock or any reorganization or recapitalization affecting the outstanding shares of Common Stock.

2. PURCHASE AND CONSIDERATION.

          (a) On the basis of the representations and warranties, and subject to the terms and conditions set forth in this Agreement, Purchaser agrees to purchase the Shares from Seller on the Closing Date. The purchase price payable to Seller for each of the Shares is Two Dollars and Fifty Cents ($2.50), subject to adjustment as provided in Section 1 of this Agreement and Purchaser will issue and deliver to Seller one or more certificates representing the CBC Shares. On the basis of the representations and warranties, and subject to the terms and conditions set forth in this Agreement, Purchaser agrees to purchase the Options from Seller on the Closing

                            (Page 7 of 136 Pages)

     Date. The purchase price payable to Seller for the Options is Two Hundred Sixty Thousand ($260,000) Dollars.

          (b) Harmony and Seller acknowledge that as additional consideration for Purchaser's services in negotiating the termination of the Pending Litigation, Harmony shall, if such negotiations are successful and the Pending Litigation shall be dismissed by Unimedia with prejudice, execute and deliver to the Purchaser a registration rights agreement in the form of the form attached to this Agreement as Exhibit 1 and incorporated herein by reference as if set forth in full (hereinafter sometimes referred to as the Registration Rights Agreement).

3. CLOSING.

          (a) The Closing of the transactions contemplated by this Agreement ("the Closing") shall take place at the offices of Troy & Gould, 1801 Century Park East, 16th Floor, Los Angeles, CA 90067 at 9:00 o'clock in the forenoon, Pacific Daylight time, on July 22, 1997 (such date of Closing is hereinafter sometimes referred to as the Closing Date). The Closing shall be subject to the satisfaction of all of the conditions to Purchaser's obligations set forth in Section 9 of this Agreement (hereinafter referred to as Purchaser's Conditions).

AT THE CLOSING:

               (i) Seller shall deliver, assign and transfer to Purchaser certificates representing the Shares, appropriately endorsed or accompanied by a separate instrument or instruments of assignment in writing, in proper form for registration of transfer, against payment to Seller of the purchase price in funds immediately available in Los Angeles, CA;

               (ii) Seller shall deliver, assign and transfer the Options to Purchaser against payment of the sum of Two Hundred Sixty Thousand ($260,000) Dollars. in funds available as set forth in clause (i) of subsection (a) of this Section 3.

               (iii) Purchaser will issue and deliver to Seller one or more certificates registered in the name of the Seller representing the CBC Shares.

               (iii) Harmony shall execute and deliver the Registration Rights Agreement to Purchaser against delivery to Harmony or its counsel of an executed document of dismissal with prejudice of the Pending Litigation.

               (iv) Seller shall deliver the resignations referred to in Section 9 of this Agreement.

               (v) Seller shall execute and deliver the employment agreement in the form of the form of the agreement attached to this Agreement as
          Exhibit 2 and incorporated herein by reference as if set forth in full (hereinafter

                            (Page 8 of 136 Pages)
          sometimes referred to as the Employment Agreement) (this Agreement, the Registration Rights Agreement and the Employment Agreement are hereinafter sometimes referred to as the Transaction Documents).

          The purchase price for the Shares and Options shall be sent by wire transfer, value dated the date of transmission or the Closing Date, whichever shall be earlier, to such account or accounts in one or more banks in the United States of America as Seller shall specify in writing delivered to Purchaser not less that forty-eight (48) hours prior to the Closing Date; otherwise such purchase price shall be payable in cash or by instruments in or under which funds shall be immediately available in Los Angeles, CA.

          (b)  [Intentionally omitted]

4. REPRESENTATION, WARRANTIES AND COVENANTS OF HARMONY.

     To induce Purchaser to enter into this Agreement and to carry out the transactions contemplated by this Agreement to be carried out by Purchaser, Harmony hereby represents and warrants to Purchaser, or covenants with Purchaser, or both, that:

          4.1 ORGANIZATION, STANDING, ETC.   Harmony and each Subsidiary is a
     corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as now being conducted. Harmony has the requisite corporate power and authority to perform its obligations under this Agreement. Harmony and each Subsidiary is duly qualified to do business and in good standing (or its equivalent) in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Copies of the Certificate of Incorporation of Harmony, including all amendments to the date of this Agreement, certified by the Secretary of State of the State of Delaware, copies of the Certificate or Articles of Incorporation of each Subsidiary, including all amendments to the date of this Agreement, certified by the Secretary of State or similar official of the respective jurisdictions of organization of each Subsidiary, and copies of the By-laws of Harmony and each Subsidiary including all amendments to the date of this Agreement, certified by the respective secretaries thereof, have been or will be delivered prior to the Closing to Purchaser.

          4.2 SUBSIDIARIES, ETC. Subsidiary means a corporation a majority or more of whose outstanding shares of capital stock entitling the holders thereof to vote in the election of directors of such corporation is owned, directly or indirectly, by Harmony, or by one or more other subsidiaries or by Harmony and one or more other subsidiaries. The Subsidiaries, their respective jurisdictions of organization and the percentage of outstanding shares of capital stock held by Harmony and other Subsidiaries are as follows:

                            (Page 9 of 136 Pages)
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                                                       PERCENTAGE OF CAPITAL
                                 JURISDICTION OF       STOCK OWNED BY HARMONY
NAME OF SUBSIDIARY                ORGANIZATION            AND SUBSIDIARIES
-----------------------------    ---------------       ----------------------

Harmony Pictures, Inc.              California                  100%

The End, Inc.                       California                  100%

Curious Pictures Corporation         New York                    99%

Harmony Media Communications.       California                  100%
Inc.

The End (London) Ltd.             United Kingdom                100%


          4.3 PUBLIC INFORMATION ETC. Harmony has delivered to Purchaser its Annual Report to the Securities and Exchange Commission (hereinafter referred to as the SEC) for the fiscal year ended June 30, 1996, on Form 10-K and its Quarterly Report to the SEC for the quarter ended March 31, 1997, on Form 10-Q, as well as the latest registration statement filed with the SEC on Form S-1 and the latest registration statement so filed on Form S-8. All such filings were made in conformity with the requirements relating thereto at the time of such filing and contained all information required to be set forth therein. In addition, Harmony has delivered or will deliver to Purchaser copies of all press releases issued by Harmony from and after March 31, 1997. From and after March 31, 1997, Harmony represents, and from and after the date of this Agreement, Harmony covenants, that it has not and will not, as the case may be, taken or take or suffered or suffer any action which would require it to file a report with the SEC relating thereto or to issue a press release in respect thereof, or both, except as may be required because of the execution of this Agreement and the carrying out of the transactions contemplated hereby.

          Such reports and registration statements and any other forms, registration statements, reports and other documents filed by Harmony with the SEC (i) were prepared in accordance with the requirements of the Securities Act of 1933 as amended (hereinafter sometimes referred to as the Act) and the 1934 Act, as the case may be, and the rules and regulations adopted by the SEC thereunder and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were or are made, not misleading. Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the reports and registration statements was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and cash flows of Harmony and its consolidated subsidiaries as the case may be, as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of

                            (Page 10 of 136 Pages)
     unaudited statements, to normal and recurring year-end adjustments that were not and are not expected, individually or in the aggregate, to be material in amount).

          4.4 SHARES AND UNIMEDIA SHARES. The Shares and the Unimedia Shares have been duly authorized, are validly issued and outstanding and fully-paid and nonassessable.

          4.5 CHANGES, DIVIDENDS, ETC. Except for the transactions contemplated by this Agreement and except as set forth in Schedule 4.5 attached to this Agreement, since March 31, 1997 neither Harmony nor any Subsidiary has: (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business which (individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of Harmony or any Subsidiary; (ii) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing current liabilities, in each case in the ordinary course of business; (iii) declared or made any payment to or distribution to its Stockholders as such, or purchased or redeemed any of its shares of capital stock, or obligated itself to do so; (iv) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (v) sold, transferred or leased any of its assets except in the ordinary course of business; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of Harmony or any Subsidiary; (vii) entered into any transaction other than in the ordinary course of business; (viii) encountered any labor difficulties or labor union organizing activities: (ix) issued or sold any shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto: (x) made any acquisition or disposition of any material assets or become involved in any other material transaction, other than for fair value in the ordinary course of business;
     (xi) increased the compensation payable, or to become payable, to any of its directors or employees, or made any bonus payment or similar arrangement with any directors or employees or increased the scope or nature of any fringe benefits provided for its employees or directors; or
     (xii) agreed to do any of the foregoing other than pursuant to this Agreement. There has not been any material adverse change in the financial condition, operations, results of operations or business of Harmony or any Subsidiary since March 31, 1997.

          4.6 OPTIONS. Upon surrender of the instrument or instruments embodying or representing the Options endorsed or assigned in the same manner as the Shares as set forth in clause (i) of subsection (a) of Section 3 of this Agreement, Harmony will issue and deliver to Purchaser on the Closing Date new option agreements, containing the same terms, conditions and dates as the Options.

          4.7 CORPORATE ACTS AND PROCEEDINGS. This Agreement has been, or on the Closing Date will have been, duly authorized by all necessary corporate action on behalf of Harmony, has been duly executed and delivered by officers of Harmony thereunto duly authorized, and is a valid and binding agreement on Harmony

                            (Page 11 of 136 Pages)
     enforceable against it, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratoria, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

          4.8 CORPORATE EXISTENCE. Until the Closing date, Harmony will maintain its corporate existence and the corporate existence of each Subsidiary, in good standing.

          4.9 INSPECTION. Harmony will permit Purchaser or any representatives designated by it and reasonably satisfactory to Harmony, to visit and inspect, at Purchaser's expense, any of the properties of Harmony, including its books and records (and to make photocopies thereof or make extracts therefrom), and to discuss its affairs, finances and accounts with its officers, lawyers and accountants, all to such reasonable extent and at such reasonable times and intervals as Purchaser may reasonably request.

          4.10 ABSENCE OF CHANGE OF CONTROL PROVISIONS. The acquisition by Purchaser of the Shares, the Unimedia Shares and the Options will not(i) cause any payment to be made by Harmony to any person or entity, or (ii) cause Harmony to issue any securities or rights to purchase its securities, or (iii) result in the termination of any contract or arrangement to which Harmony or any Subsidiary is a party, or (iv) cause the loss of any rights under any contract to which any of Harmony or any Subsidiary is bound, under any "change of control" or similar provisions of any contract, document or plan by which Harmony or any Subsidiary is bound.

          4.11 TAKEOVER LAWS. Harmony will take all reasonable steps to assist Purchaser in any action by Purchaser to challenge, either as a plaintiff or defendant, the validity or applicability of any state "takeover" or similar law or regulation to Purchaser's acquisition.

          4.12 PROCEEDINGS AND CLAIMS. Other than the Pending Litigation and litigation described in any of the Reports referred to in subsection 4.3 of this Section 4, and except as set forth in Schedule 4.12 attached to this Agreement, (a) there are not any legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending, or to the knowledge of Harmony or Seller, threatened against Harmony or any Subsidiary, or their respective properties or businesses;
     (b) neither Harmony nor Seller is aware of any facts which might result in or form the basis for any such action, suit or other proceeding; (c) Harmony is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality; (d) neither Harmony nor any Subsidiary nor any of their respective officers has filed a case under any federal bankruptcy or insolvency laws for the restructuring of its or his or her debts within the past five (5) years, nor has any involuntary case for such restructuring been filed against Harmony or any Subsidiary or any of their respective officers pursuant to any such bankruptcy or insolvency laws within such five (5) year period; (e) no legal action or suit alleging fraud or improper business dealings has been filed against any of the officers of Harmony or any Subsidiary during the past five (5) years; (f) neither Harmony nor


                             (Page 12 of 136 Pages)
     any officer or director of Harmony or any Subsidiary has been permanently or temporarily enjoined by any order, judgment or decree of any court or governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business of Harmony or any Subsidiary; and (g) there is not in existence on the date of this Agreement any order, judgment or decree of any court, tribunal or agency enjoining or requiring Harmony or any Subsidiary to take any action of any kind with respect to its business, assets or properties.

5. REPRESENTATIONS AND WARRANTIES OF SELLER.

     To induce Purchaser to enter into this Agreement, Seller hereby represents and warrants to Purchaser, or covenants with Purchaser that:

          5.1 SHARES. Seller represents and warrants that the Shares are owned by Seller and that upon transfer of the Shares to Purchaser on the Closing Date pursuant to this Agreement, Purchaser will obtain absolute title to the Shares, free and clear of all liens, pledges, security interests, claims, charges, options, encumbrances or other adverse claims of any kind whatsoever.

          5.2 OPTIONS. Seller hereby makes the same warranties and representations with respect to the Options as are made with respect to the Shares in subsection 5.1 of this Section 5.

          5.3 [Intentionally omitted]

          5.4 NON-DISTRIBUTION INTENT. The CBC Shares are being purchased for Seller's own account and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. Seller understands that the CBC Shares and the sale thereof as contemplated by this Agreement have not been registered under the Act or qualified under any state or territorial securities laws. Purchaser has provided to Seller, and Seller acknowledges that he has received and reviewed, the information specified in Section 7.6.

6. NO BROKERS OR FINDERS.

     Each of the parties to this Agreement represents and warrants to the other parties to this Agreement that not any person, firm or corporation will have, as a result of any act or omission by any of the parties to this Agreement, any valid claim against the other parties to this Agreement for any commission, fee or other compensation as a broker or finder in connection with the transactions contemplated by this Agreement, except that Seller has certain obligations to Richard Alan Incorporated in respect of the transactions contemplated by this Agreement. Seller covenants to satisfy the claims of Richard Alan Incorporated. Each party to this Agreement hereby indemnifies and agrees to harmless the other parties to this Agreement against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement, arising from the act or omission of such indemnifying party.


                            (Page 13 of 136 Pages)

7. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     To induce Harmony and Seller to enter into this Agreement, Purchaser hereby represents and warrants to Harmony and Seller, or covenants with Harmony and Seller that:

          7.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite power and authority (corporate and otherwise) to own its properties and to carry on its business as now being conducted. A copy of the Certificate of Incorporation of Purchaser, including all amendments to the date of this Agreement, certified by the Secretary of State of the State of Minnesota and a copy of the By-laws of Purchaser, including all amendments to the date of this Agreement, certified by the Secretary of Purchaser, have been or will be delivered prior to the Closing to Seller.

          7.2 NON-DISTRIBUTION INTENT. The Shares are being purchased for Purchaser's own account and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. Purchaser understands that the Shares and the sale thereof as contemplated by this Agreement have not been registered under the Act or qualified under any state or territorial securities laws.

          7.3 ACTS AND PROCEEDINGS. This Agreement has been duly authorized by all necessary action on the part of the Purchaser and has been duly executed and delivered by its officers thereunto duly authorized, and is a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

          7.4 ACCESS TO INFORMATION. Purchaser acknowledges that it has been furnished with information about Harmony which would be disclosed in a registration statement on a general form filed by Harmony with the SEC under the Act, that it has had the opportunity to ask questions of, and receive answers from, officers and employees of Harmony about the business and affairs of Harmony and that it has been granted access to the books and records of Harmony.

          7.5 INVESTMENT COMPANY. Purchaser is not an investment company or an affiliate of an investment company as that term is defined and used in the Investment Company Act of 1940, as amended and the rules and regulations issued by the SEC thereunder.

          7.6 PUBLIC INFORMATION ETC. Purchaser has delivered to Seller its Annual Report to the Securities and Exchange Commission (hereinafter referred to as the SEC) for the fiscal year ended December 31, 1996, on Form 10-KSB and its Quarterly Report to the SEC for the quarter ended March 31, 1997, on Form 10-QSB, as well as the latest registration statement filed with the SEC on Form S-1 and the prospectus contained in the latest registration statement so filed on Form S-3. All such filings were made in conformity with the requirements relating thereto at the time of such filing and contained all information required to be set forth therein. In addition, Purchaser has delivered or will deliver to Seller copies of all press releases issued by Purchaser from and after January 1, 1997.


                            (Page 14 of 136 Pages)

           Such reports and registration statements and any other forms, registration statements, reports and other documents filed by Purchaser with the SEC (i) were prepared in accordance with the requirements of the Act and the 1934 Act, as the case may be, and the rules and regulations adopted by the SEC thereunder and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were or are made, not misleading. Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the reports and registration statements was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and cash flows of Harmony and its consolidated subsidiaries as the case may be, as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that were not and are not expected, individually or in the aggregate, to be material in amount.

           7.7 CBC SHARES. The CBC Shares have been duly authorized, and, when certificates therefor shall have been issued and delivered in accordance with this Agreement, will be validly issued and outstanding and fully-paid and nonassessable.

8. PRE-CLOSING COVENANTS.

     The parties to this Agreement agree with respect to the period from and after the execution of this Agreement to and including the Closing:

          8.1 GENERAL. Seller will use reasonable efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

          8.2 EXCLUSIVE DEALING. Seller agrees that he will not, directly or indirectly, through any agent, representative or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to the acquisition or purchase of all or a material part of the Shares or Options, or both, or (b) participate in any discussions or negotiations regarding, or furnish to any other person any non-public information with respect or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or to seek to do any of the foregoing. Seller agrees promptly to notify Purchaser of any such proposal or offer, or any inquiry or contact with respect thereto received by Seller.

9. CONDITION OF PURCHASER'S OBLIGATIONS.

     The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment prior to or on the Closing Date of the following


                            (Page 15 of 136 Pages)

Purchaser Conditions, any of which may be waived in whole or in part in writing by the Purchaser:

          9.1 NO ERRORS, ETC. The representations and warranties of Harmony and Seller shall be true in all material respects as of the Closing Date with the same effect as though made on and as of the Closing Date.

          9.2 COMPLIANCE WITH AGREEMENT. Seller and Harmony shall have performed and complied with all agreements, covenants or conditions required by this Agreement to be performed and complied with by them prior to or as of the Closing Date.

          9.3 CERTIFICATE OF OFFICERS. Harmony shall have delivered to Purchaser a certificate, dated the Closing Date, which shall be executed by the Chief Executive Officer and the Chief Financial Officer of Harmony and which shall certify to the satisfaction of the conditions applicable to Harmony specified in subsections 9.1 and 9.2 of this Section 9.

          9.4 OPINION OF COUNSEL. On the Closing Date, Harmony shall have delivered to Purchaser an opinion, satisfactory to Purchaser, of counsel to Harmony, dated the Closing Date, to the effect that:

               (a) Harmony has been organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the power and authority to carry out the provisions of this Agreement.

               (b) This Agreement and the Transaction Documents have been duly authorized, executed and delivered by Harmony, are the legal, valid and binding obligations of Harmony and Seller and are enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, moratoria and other similar laws affecting generally the enforcement of creditors' rights.

               (c) Harmony has obtained the approval or consent of all governmental agencies or bodies required for the legal and valid execution and delivery of this Agreement and for the performance of the obligations of Harmony under all provisions of this Agreement. Harmony is not in violation of any term, provision or condition of its Certificate of Incorporation or, to the best of such counsel's knowledge, after due inquiry, in violation of any agreement or other instrument to which Harmony is a party or by which it is bound or to which any of its properties, assets or business is subject or any judgment, decree or order or any statute, rule or regulation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or violation of the terms or provisions of, or constitute a default under, the Certificate of Incorporation of Harmony or any statute or, to the best of such counsel's knowledge, after due inquiry, any rule or regulation affecting Harmony.


                            (Page 16 of 136 Pages)

               (d) Harmony's Board of Directors has approved Purchaser's acquisition of the Unimedia Shares, the Shares and the Options, for the purposes of Section 203(a) of the Delaware General Corporation Law.

               (e) To the best knowledge of such counsel, after due inquiry, the Shares and the Unimedia Shares have been duly authorized, are validly issued and outstanding, full paid and non-assessable. The Shares and Options will, upon receipt of all consideration to be paid or provided to Seller under the provisions of this Agreement will, based solely on those matters and documents which may be required and examined by a professional transfer agent for securities in the process of registration of transfer of shares of capital or common stock, be transferred to Purchaser, free and clear of all liens, pledges, security interests, claims, charges, options, encumbrances or other adverse claims of any kind.

               (f) the Options have been duly authorized and are validly outstanding;

               (g) the Options are assignable and transferable by the Seller to Purchaser, free and clear of all restrictions;

               (h) the Options represent, and when transferred, sold and assigned to Purchaser will represent, the valid and binding obligations of Harmony, enforceable in accordance with their terms.

          9.5 ACTION BY HARMONY'S BOARD OF DIRECTORS.

               (a) Harmony's Board of Directors, prior to the Closing Date, shall have met and duly adopted resolutions, subject to the consummation of the transactions contemplated by this Agreement: (i) to accept the resignation of Seller as Chairman of the Board and as a director of Harmony; (ii) to elect Christopher T. Dahl (hereinafter sometimes referred to as Dahl) as a director of Harmony and as Chairman of the Board of Harmony; (iii) to accept the resignation of each director of Harmony, other than Dahl, to be effective immediately following the Closing or at such other time as may be specified by Purchaser.

               (b) Harmony's Board of Directors shall have also met, prior to the Closing Date, and shall have approved the following:

                    (1) the Registration Rights Agreement in the form of the
               form attached to this Agreement as Exhibit 1; and

                    (2) the Employment Agreement in the form of the form
               attached to this Agreement as Exhibit 2.

               (c) Prior to the Closing Date, Harmony's Board of Directors shall have also met and approved for the purposes of Section 203(a) of the Delaware


                            (Page 17 of 136 Pages)

          General Corporation Law, Purchaser's acquisition, as an "interested stockholder", of the Shares, the Unimedia Shares, the Options and the 550,000 shares of Common Stock issuable on the exercise thereof.

               (d) Prior to the Closing Date, Harmony's Board of Directors shall have also met and amended Harmony's 1991 Stock Option Plan so as to permit the Options freely to be transferable and assignable.

          9.6 ACTIONS BY SELLER.

               (a) Seller shall have tendered written resignations from his positions as a director and Chairman of the Board of Harmony, as a director of Harmony, and as a director, officer and employee of each Subsidiary (hereinafter sometimes collectively referred to as the Resignations).

               (b) Seller shall have executed and delivered the Employment Agreement.

          9.7 RESIGNATIONS OF CURRENT BOARD. the remaining members of Harmony's Board of Directors (other than Dahl) shall have tendered their resignations as directors immediately following the actions described in subsection 9.5 of this Section 9.

          9.8 SUPPORTING DOCUMENTS. Purchaser shall have received the following:

               (a) a copy of the resolutions adopted by the Board of Directors of Harmony certified by the Secretary of Harmony authorizing and approving the execution, delivery and performance of this Agreement and the actions and documents referred to in subsection 9.5 of this
          Section 9.

               (b) Such additional supporting documentation and other information with respect to the transactions contemplated by this Agreement as Purchaser may reasonably request.

          9.9 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and actions in connection with the transactions contemplated by this Agreement and all certificates, opinions. agreements, instruments and documents mentioned in this Agreement or incident to any transaction shall be satisfactory to Purchaser in form and substance.

          9.10 REGISTRATION RIGHTS AGREEMENT. Harmony shall have executed and delivered the Registration Rights Agreement in exchange for the delivery to Harmony or its counsel of the dismissal referred to in subsection 2(b).

          9.11 TRANSFER OF OPTIONS. Harmony shall have issued to Purchaser new option agreement(s) in accordance with subsection 4.6 of Section 4 of this Agreement,


                            (Page 18 of 136 Pages)
     except that the purchase price or exercise price set forth in such new agreement or agreements shall be $1.50 per share of Common Stock.

          9.12 PARTIES TO TAKE ACTIONS. Harmony and Seller shall use all reasonable efforts and shall take all actions necessary to satisfy Purchaser's Conditions and to complete, execute and deliver the Transaction Documents.

          9A CONDITION OF SELLER'S OBLIGATIONS. The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment prior to or on the Closing Date of the following Seller conditions, any of which may be waived in whole or in part in writing by the Seller:

          9A.1 NO ERRORS, ETC. The representations and warranties of Purchaser shall be true in all material respects as of the Closing Date with the same effect as though made on and as of the Closing Date.

          9A.2 COMPLIANCE WITH AGREEMENT. Purchaser shall have performed and complied with all agreements, covenants or conditions required by this Agreement to be performed and complied with by them prior to or as of the Closing Date.

          9A.3 CERTIFICATE OF OFFICERS. Purchaser shall have delivered to Seller a certificate, dated the Closing Date, which shall be executed by the Chief Executive Officer of Purchaser and which shall certify to the satisfaction of the conditions specified in subsections 9A.1 and 9A.2 of this Section 9.

          9A.4 OPINION OF COUNSEL. On the Closing Date, Purchaser shall have delivered to Seller an opinion, satisfactory to Seller, of counsel to Purchaser, dated the Closing Date, to the effect that:

               (a) Purchaser has been organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota and has the power and authority to carry out the provisions of this Agreement.

               (b) This Agreement and the Transaction Documents have been duly authorized, executed and delivered by Purchaser, are the legal, valid and binding obligations of Purchaser and are enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, moratoria and other similar laws affecting generally the enforcement of creditors' rights.

               (c) Purchaser has obtained the approval or consent of all governmental agencies or bodies requires for the legal and valid execution and delivery of this Agreement and for the performance of the obligations of Purchaser under all provisions of this Agreement. Purchaser is not in violation of any term, provision or condition of its Certificate of Incorporation or, to the best of such counsel's knowledge, after due inquiry, in violation of any agreement or other instrument to which Purchaser is a party or by which it is bound or to which any of its properties, assets or business is subject or any judgment, decree or


                            (Page 19 of 136 Pages)
          order or any statute, rule or regulation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or violation of the terms or provisions of, or constitute a default under, the Certificate of Incorporation of Purchaser or any statute or, to the best of such counsel's knowledge, after due inquiry, any rule or regulation affecting Harmony.

               (d) the CBC Shares have been duly authorized, and upon issue and delivery of certificates therefor in accordance with this Agreement, will be validly issued and outstanding, fully paid and non-ssessable, free and clear of all liens, pledges, security interests, claims, charges, options, encumbrances or other adverse claims of any kind.

          9A.5 ACTION BY PURCHASER'S BOARD OF DIRECTORS.   Purchaser's Board of
     Directors shall have also met, prior to the Closing Date, and shall have approved a registration rights agreement in favor of the Seller in the form of the form attached to this Agreement as Exhibit 1, MUTATIS MUTANDIS.


          9A.6 SUPPORTING DOCUMENTS. Seller shall have received the following:

               (a) a copy of the resolutions adopted by the Board of Directors of Purchaser certified by the Secretary of Purchaser authorizing and approving the execution, delivery and performance of this Agreement and the document referred to in subsection 9A.5 of this Section 9A.

               (b) Such additional supporting documentation and other information with respect to the transactions contemplated by this Agreement as Seller may reasonably request.

          9A.7 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and actions in connection with the transactions contemplated by this Agreement and all certificated, opinions. agreements, instruments and documents mentioned in this Agreement or incident to any transaction shall be satisfactory in form and substance to Seller.

10. INDEMNIFICATION.

          10.1 INDEMNIFICATION BY SELLER. Seller hereby indemnifies and agrees to hold harmless Purchaser from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses of investigating or defending any actions or threatened actions) (hereinafter sometimes collectively referred to as Losses) in connection with each of the following (hereinafter sometimes referred to as Breach of Warranty), provided, however, that Seller shall not have any obligation under this subsection 10.1 unless the aggregate Losses amount to more than $100,000 (if the Losses exceed $100,000,


                            (Page 20 of 136 Pages)
      the indemnification obligation set forth in this subsection 10.1 shall include all such Losses and not only those in excess of $100,000, provided, further that all such Losses shall be limited to $1,460,000:

               (a) any material misrepresentation or breach of warranty of any representation, warranty or covenant made by Seller in Section 1,
          Section 5 and subsections 9.2 and 9.12 of Section 9 of this Agreement; and

               (b) any breach of any covenant, agreement or obligation of Seller contained in this Agreement or in the Transaction Documents.

          10.2 INDEMNIFICATION BY HARMONY. Harmony hereby indemnifies and agrees to hold harmless the Purchaser from and against any and all Losses in connection with each of the following:

               (a) any misrepresentation or breach of any representation or warranty made by Harmony in Section 4 of this Agreement; and

               (b) any breach of any covenant, agreement or obligation of Harmony contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; provided, however, that Seller shall not have any obligation under this subsection 10.2 unless the aggregate Losses amount to more than $100,000, and, provided, further, that the obligation of Harmony under this subsection 10.2 shall not in any event exceed $3,460,000.

          10.3 INDEMNIFICATION BY PURCHASER. Purchaser hereby indemnifies and agrees to hold harmless the Seller from and against any and all Losses in connection with each of the following:

               (a) any misrepresentation or breach of any representation or warranty made by Purchaser in Section 7 of this Agreement; and

          (b) any breach of any covenant, agreement or obligation of Purchaser contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; provided, however, that Purchaser shall not have any obligation under this subsection 10.3 unless the aggregate Losses amount to more than $30,000, and, provided, further, that the obligation of Purchaser under this subsection 10.3 shall not in any event exceed $300,000.

          10.4 CLAIMS FOR INDEMNIFICATION. whenever any claim shall arise for indemnification under this Section 10, the indemnified party (hereinafter sometimes referred to as Indemnified Party) shall promptly notify the party against whom indemnification is sought (hereinafter sometimes referred to as the Indemnifying Party) of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification under this Agreement resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of liability arising


                            (Page 21 of 136 Pages)
     therefrom. The Indemnified Party shall not settle or compromise any claim by a third party in respect of which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonable withheld or delayed; provided, however, that if action or suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such action or suit as provided in subsection 10.5 of this
     Section 10 after notification thereof,Indemnified Party shall have the right to settle or compromise such claim after giving notice to the Indemnifying Party as provided in said subsection 10.5

          10.5 DEFENSE BY INDEMNIFYING PARTY. In connection with any claim that may give rise to a right of indemnification under this Section 10 resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at its or his sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation to indemnify the Indemnified Party with respect to all elements of such claim or legal proceeding. If the Indemnifying Party shall assume the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claim or legal proceeding at the sole cost and expense of the Indemnifying Party, who shall take all steps necessary in the defense or settlement thereof. If the Indemnifying Party shall be the Seller, Seller shall not consent to a settlement of, or the entry of judgment arising from, any such claim or legal proceeding without the prior written consent of Purchaser (which consent shall not be unreasonable withheld or delayed). An Indemnified Party shall be entitled to participate in (but not control) the defense of any such claim or legal proceeding with its own counsel and at its own expense. If the Indemnifying Party shall be the Seller, and Seller shall not assume the defense of such claim or legal proceeding within 30 days after notice thereof shall have been given to Seller in accordance with this subsection 10.5: (a) Purchaser may defend such claim or legal proceeding in such manner as it may deem appropriate, including, but not limited to, the settlement of such claim or legal proceeding, after giving notice of the same to Seller, on such terms as Purchaser may deem appropriate. and (b) Seller shall be entitled to participate in (but not control) the defense of such claim or legal proceeding with his own counsel and at his own expense.

11. STANDSTILL PROVISION.

     Seller agrees that, for a period of three years from the date of this Agreement, unless this requirement shall have been specifically waived in writing by Harmony, neither Seller nor any of his affiliates, agents or representatives will in any manner, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of Harmony or any of its Subsidiaries, except such shares of common stock of Harmony as may be acquired upon the exercise of stock option agreements held by Seller immediately following the Closing of the transactions


                            (Page 22 of 136 Pages)
contemplated hereby; or (ii) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of Harmony; (b) form or join in a "group" (as defined under the 1934 Act); or (c) seek to control or influence the management, Board of Directors or policies of Harmony.

12. MISCELLANEOUS.

          12.1 CHANGES, WAIVERS, ETC. Neither this Agreement nor any provision thereof may be changed, amended, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, amendment, waiver, discharge or termination is sought.

          12.2 NOTICES. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given to the party to whom addressed (i) when delivered personally to such party, (ii) on the business day after being sent within the country of origin, and three days after being sent to a destination outside the country of origin, to such party by overnight courier or overnight mail, charges prepaid (iii) by facsimile transmission, charge prepaid or chargeable to the transmitting party, confirmed by the sending apparatus, (iv) on the next business day after being sent to such party by telegraph, telex or cable, toll prepaid, or (v) five business days after being sent to such party by registered or certified first class mail, or the equivalent (return receipt requested or equivalent service, postage prepaid) (provided that if such mailed material shall bear an address in other than the country in which it is deposited in the mail, then it shall be sent by registered or certified first class air mail, PROVIDED, HOWEVER, that this requirement shall not apply to mail bearing an address in, and originating from, Canada, the United States of America or the Republic of Mexico, in each case addressed as follows:

     (i)if to Purchaser:               Children's Broadcasting
                                       Corporation
                                       724 First Street North
                                       Minneapolis, MN 55401
                                       Attention: Lance W Riley,
                                       Secretary and General Counsel

         with a copy to:               Avron Gordon, Esq.
                                       Briggs and Morgan
                                       2400 IDS CENTER
                                       80 South 8th Street
                                       Minneapolis, MN 55402


                            (Page 23 of 136 Pages)

     (ii) if to Harmony:               Harmony Holdings, Inc..
                                       1990 Westwood Boulevard
                                       Suite 310
                                       Los Angeles, California 90025-4676
                                       Attention: Harvey Bibicoff
                                       Chairman of the Board

         With a copy to:               Edmund A. Hamburger, P.C.
                                       10540 Wilshire Boulevard
                                       Suite 605
                                       Los Angeles, CA 90024-4554

     (iii) if to Seller:               Harvey Bibicoff
                                       4101 Clarinda Drive
                                       Tarzana, CA 91356

         With a copy to:               Edmund A. Hamburger, P.C.
                                       10540 Wilshire Boulevard
                                       Suite 605
                                       Los Angeles, CA 90024-4554

Any party may change the address to which such communications are to be directed to it, by giving written notice to the other parties hereto in the manner provided in this subsection 12.2.

          12.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by Purchaser and the sale and purchase of the Shares and payment therefor.

          12.4 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules.

          12.5 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          12.6. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto and any instrument, agreement or document referred to in this Agreement) constitutes the entire agreement and understanding of the parties to this Agreement with respect to the subject matter of this Agreement, and supersedes all prior agreements and understandings of the parties to this Agreement, written or oral, with respect thereto.

          12.7. NO ASSIGNMENT. This Agreement shall be binding upon and inure solely to the benefit of the parties to this Agreement, and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended or


                            (Page 24 of 136 Pages)
     shall be construed to confer upon any other person or entity any right or remedy under this Agreement or by reason of this Agreement, except as aforesaid. Neither this Agreement nor any right, remedy, obligation or liability arising under this Agreement or by reason of this Agreement may be assigned by any party to this Agreement, provided, however, that Purchaser may assign to Christopher T. Dahl and R. W. Perkins, severally, its rights under this Agreement to purchase all or a part of the Shares and all or a part of the Options, or either of them.



                            (Page 25 of 142 Pages)

     IN WITNESS WHEREOF, Purchaser and Harmony have caused this Agreement to be executed on their respective behalf by their respective officers thereunto duly authorized, and Seller has executed this Agreement, all as of the date first above written.

                                       CHILDREN'S BROADCASTING CORPORATION


                                       By /s/ Christopher T. Dahl
                                          --------------------------------------
                                              Christopher T. Dahl
                                              Chief Executive Officer

                                       HARMONY HOLDINGS, INC.


                                       By /s/ Harvey Bibicoff
                                          --------------------------------------
                                              Harvey Bibicoff
                                              Chief Executive Officer


                                       /s/ Harvey Bibicoff
                                       -----------------------------------------
                                              Harvey Bibicoff

     Seller's spouse has executed this Agreement, all as of the date first above written, to indicate that she is bound by this Agreement with respect to any interest she may have in the Shares and Options, but does not make any of the representations, warranties and covenants made by Seller in this Agreement.

                                       /s/ Jacqueline Bibicoff
                                       -----------------------------------------
                                           Jacqueline Bibicoff


                            (Page 26 of 136 Pages)

                                   SCHEDULE 1


     A. Options represented by Option Agreement dated October 1, 1996 between Harmony and Seller exercisable for 325,000 shares of Common Stock at $1.50 per share and expiring October 1, 2001.

     B. Options represented by Option Agreement dated February 12, 1996 between Harmony and Gary Horowitz, and assigned to Seller, exercisable for 225,000 shares of Common Stock at $1.50 per share and expiring May 1, 2001.


                            (Page 27 of 142 Pages)

                                 SCHEDULE 4.5

     Harmony guaranteed repayment of amounts due under a $250,000.00 line of credit from Imperial Bank to Cinequanon Pictures, Inc. The guarantee is secured by a lien on the receivables of Cinequanon Pictures, Inc.


                            (Page 28 of 136 Pages)